Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-233412) pertaining to the Amended and Restated Stock Option Plan of Viemed Healthcare, Inc.,

(2) Registration Statement (Form S-8 No. 333-233411) pertaining to the Amended and Restated Viemed Healthcare, Inc. Restricted Share Unit and Deferred Share Unit Plan,

(3) Registration Statement (Form S-8 No. 333-239323) pertaining to the Viemed Healthcare, Inc. 2020 Long Term Incentive Plan,

(4) Registration Statement (Form S-3 No. 333-274198) of Viemed Healthcare, Inc., and

(5) Registration Statement (Form S-8 No. 333-281502) pertaining to the Viemed Healthcare, Inc. 2024 Long Term Incentive Plan

of our reports dated March 10, 2025, with respect to the consolidated financial statements of Viemed Healthcare, Inc. and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of Viemed Healthcare, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

New Orleans, Louisiana
March 10, 2025